EXHIBIT (a)(5)(B)

  ROGERS HOSTING CONFERENCE CALL TO DISCUSS PROPOSED ACQUISITION OF MICROCELL

     TORONTO / September 20 / Rogers Communications Inc. and Rogers Wireless Communications Inc. will host a conference call today, Monday, September 20, 2004 at 10:30 AM Eastern Time to discuss the proposed acquisition of Microcell Telecommunications Inc. as announced earlier this morning.
     Those wishing to listen to the conference call should access the live webcast on the Investor Relations section of Rogers' web site at www.rogers.com or www.rogers.com/webcast. The webcast will be available on Rogers' web site for re-broadcast following the conference call for at least two weeks.
     Members of the financial community or media wishing to ask questions during the call may access the conference call by dialing (416) 640-1907 OR
(800) 814-3911 ten minutes prior to the scheduled start time and requesting the Rogers' conference call. A re-broadcast will be available following the conference call by dialing (416) 640-1917 OR (877) 289-8525, PASS CODE 21095163 followed by the pound key.

     About the Companies:

     Rogers Communications Inc. (TSX: RCI.A and RCI.B; NYSE: RG) is a diversified Canadian communications and media company, which is engaged in cable television, high-speed Internet access and video retailing through Canada's largest cable television provider Rogers Cable Inc.; wireless voice and data communications services through Canada's leading national GSM/GPRS cellular provider Rogers Wireless Communications Inc.; and radio, television broadcasting, televised shopping and publishing businesses through Rogers Media Inc.
     Rogers Wireless Communications Inc. (TSX: RCM.B; NYSE: RCN) operates Canada's largest integrated wireless voice and data network, providing advanced voice and wireless data solutions to customers from coast to coast on its GSM/GPRS network, the world standard for wireless communications technology. The Company has approximately 4.1 million customers, and has offices in Canadian cities across the country. Rogers Wireless Communications Inc. is currently 55% owned by Rogers Communications Inc. and 34% owned by AT&T Wireless Services, Inc.

For further information: Deborah DeRoche, (416) 935-3551; Archived images on this organization are available through CNW E-Pix at http://www.newswire.ca. Images are free to members of The Canadian Press.